UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  February 4, 2003

                              ____________________

                         Commission File Number 0-22935


                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



                   DELAWARE                               75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)


    CAMPBELL CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, SUITE 1900, DALLAS, TEXAS
                                      75206
                      (Address of principal executive office)
                                   (Zip Code)


       Registrant's telephone number, including area code: (214) 234-4000

Item  5.  Other  Events

     On February 4, 2003, Pegasus Solutions, Inc. issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2002, as well as its plans to strategically integrate the company. Attached to this current report on Form 8-K is a copy of the related press release dated February 4, 2003.


Item  7.     Financial  Statements  and  Exhibits

(c)     Exhibits

Exhibit  Number                    Description
---------------                    -----------
            99.1               Press  release  issued  February  4,  2003

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PEGASUS SOLUTIONS, INC.


February  5,  2003                                   /s/  SUSAN  K.  COLE
                                                     --------------------
                                                     Chief  Financial  Officer

                                  EXHIBIT INDEX

          Exhibit  Number                         Description
          ---------------                         -----------
                   99.1               Press  release  issued  February  4,  2003

             Exhibit 99.1     Press release issued February 4, 2003



     CONTACTS:
Pegasus  Solutions                    FD  Morgen-Walke
Marcie  Hyder                         Kirin  Smith
Press:  Karin  Wacaser                Press:  Evan  Goetz
214-234-4000                          212-850-5600


PEGASUS SOLUTIONS REPORTS FOURTH QUARTER AND FULL YEAR 2002 RESULTS; ANNOUNCES STRATEGIC INTEGRATION, ESTIMATES $8 MILLION TO $9 MILLION IN ANNUAL COST SAVINGS

DALLAS, TX-FEBRUARY 4, 2003- PEGASUS SOLUTIONS, INC. (NASDAQ: PEGS), a leading worldwide provider of hotel reservations-related services and technology, today announced financial results for the fourth quarter and year ended December 31, 2002, as well as its plans to strategically integrate the company.

On a GAAP basis, the company's net loss per diluted share for the fourth quarter 2002 was $0.06, compared to a net loss per diluted share of $0.14 for the fourth quarter of 2001. For the full year 2002, diluted net loss per share was $0.14, compared to $1.21 for 2001. For comparative purposes, the company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002, and accordingly, did not record goodwill amortization during 2002. If SFAS 142 had been in effect during 2001, comparable net income (loss) per share for the fourth quarter and full year 2001 would have been $0.01 and ($0.61), respectively.

Diluted cash earnings, which excludes purchase accounting amortization and non-recurring items, was $0.13 per share for the fourth quarter of 2002, compared to $0.05 per share for the same quarter last year representing a 160 percent increase. For the full year 2002, diluted cash earnings was $0.54 per share or 20 percent higher than the $0.45 per share generated in 2001.

"Our achievement of 20 percent cash EPS growth in 2002 reflects the strength and resilience of our business model, particularly in light of the challenging economic and travel industry climate throughout 2002," said John F. Davis, III, chairman and chief executive officer of Pegasus Solutions.

Certain  Revenue  and  Expense  Reclassifications
-------------------------------------------------
Historically, certain reimbursable expenses, primarily GDS fees the company pays on behalf of and subsequently bills to its customers, have been recorded as a reduction to revenue. Under current accounting rules that went into effect in 2002, these amounts should be recorded as revenue with a corresponding amount recorded as expense. 2002 and 2001 financial results have been reclassified to conform to this required presentation. These reclassifications had no impact on the company's net loss, net loss per share, cash earnings per share or EBITDA. However, EBITDA as a percent of revenue, or EBITDA margin, decreased slightly as a result of these reclassifications. A reconciliation is provided below with more details regarding these reclassifications.

Fourth  Quarter  2002  Results  and  Other  Highlights
------------------------------------------------------
- Total revenue was $43.4 million, compared to $42.0 million for the year-ago quarter.
- Consolidated EBITDA increased to $8.3 million, or 61 percent, over adjusted EBITDA for the fourth quarter of 2001. Consolidated EBITDA margins improved to 19 percent from 12 percent in 2001.
- The company's technology division generated revenue of $27.3 million and EBITDA of $5.3 million, or 20 percent of revenue. This compared to revenue of $26.4 million and adjusted EBITDA of $4.0 million, or 15 percent of revenue, for the same quarter last year.
- The company's hospitality division, or Utell, generated revenue of $16.1 million and EBITDA of $3.0 million, or 19 percent of revenue. This compared to revenue of $15.6 million and adjusted EBITDA of $1.2 million, or 8 percent of revenue, for the same quarter last year.
-     Cash  flow  from  operations  was  $6.6  million.
- Pegasus signed Travelodge UK to a comprehensive 7-year agreement for a suite of hotel technology services, including its PegasusCentral(TM) Web-based hospitality management service.

Full  Year  2002  Results  and  Other  Highlights
-------------------------------------------------
- Total revenue, excluding a customer termination fee, was $186.4 million in 2002, which was essentially flat compared to revenue from continuing operations in 2001.
- Consolidated EBITDA, excluding a customer termination fee, increased to $37.5 million, resulting in consolidated EBITDA margins improving from 16 percent in 2001 to 20 percent in 2002.
- Excluding a customer termination fee, the company's technology division generated revenue of $116.9 million and EBITDA of $24.1 million, or 21 percent of revenue. This compared to revenue of $112.9 million and adjusted EBITDA of $23.3 million, or 21 percent of revenue, for 2001. See table below for more information on non-recurring items.
- The company's hospitality division, or Utell, generated revenue of $69.5 million, compared to $73.1 million from continuing operations last year. Utell's EBITDA was $13.4 million, almost doubling adjusted EBITDA for the prior year of $7.0 million.
- Pegasus' balance sheet remains strong, including $23.9 million of cash, cash equivalents and short-term investments with no outstanding debt.
- Cash flow from operations was $38.3 million, compared to $25.4 million in 2001.

Revenue  by  Business  Unit
---------------------------
Within the technology division, fourth quarter 2002 Reservation Services revenue was $18.5 million compared to fourth quarter 2001 revenue of $18.1 million. For the full year, Reservation Services revenue, excluding the customer early termination fee, was $80.5 million, a 1 percent increase over 2001. The increase in year-over-year revenues primarily resulted from revenues from new customers, incremental increases in revenues from existing customers and a 46 percent increase in higher margin Internet transactions. These increases were partially offset by the loss of two CRS customers during the year.

During the fourth quarter, Financial Services revenue increased to $7.3 million, or 14 percent, over the prior year due to increased transaction volume and gross commissions processed, and an increase in the average travel agent fee earned from each transaction. For 2002, Financial Services revenue increased 5 percent to $29.9 million, compared to $28.5 million for 2001.

Property Systems and Services generated revenue of $1.5 million for the fourth quarter of 2002, down $370,000 from the fourth quarter of 2001. Property Systems and Services revenue for the full year was $6.5 million, a 41 percent increase over 2001. This increase was primarily due to the September 2001 acquisition of Tempe-based Global Enterprise Technology Solutions, LLC (GETS) and increasing revenues from the continued rollout of PegasusCentral, the company's Web-based property system.

The company's Utell division had revenue for the quarter totaling $16.1 million, up 4 percent from the fourth quarter of 2001 due to increases in the gross hotel revenue delivered and the overall average daily room rates. As expected, full year revenues from continuing operations decreased 5 percent from $73.1 million in 2001 to $69.5 million in 2002 primarily resulting from the planned portfolio reduction, which was focused on improving margins on a per hotel basis. The number of hotels in Utell's portfolio at December 31, 2002 was 14 percent less than the number of hotels at the end of 2001 as a result of this planned portfolio reduction.

Strategic  Integration
----------------------
Today, Pegasus also announced a strategic reorganization to integrate its technology and hospitality divisions into one operating unit. The single operating unit will have integrated support functions that will be customer-driven and will have consolidated sales and marketing, product development, service delivery, reservation/data management, information technology, finance and human resources functions.

Commenting on the integration, Davis said, "The reorganization plan we implemented during late 2001 was successful in demonstrating the true value of Utell. Our current plan to integrate Utell with our technology business is the final step in realizing additional synergies as one fully integrated company. We created this new organizational structure with a focus on our customers and growing revenue."

The proposed integration plan, which includes the elimination of approximately 270 redundant positions, should be substantially completed during the first half of 2003. Consultation concerning the potential redundancies is currently underway. Upon the completion of the reorganization and consolidation of certain facilities, the estimated annual cost savings are expected to range from $8 million to $9 million. As a result of the plan, Pegasus will incur restructure and asset impairment costs ranging from $4 million to $5 million, which will be recorded over the next several quarters.

Also related to the integration, the company announced changes in key leadership positions to support the new organizational structure. Mark C. Wells, who was formerly president and chief operating officer of the company's Utell division, is now executive vice president and chief operating officer of Pegasus Solutions. Joseph W. Nicholson, who was formerly president and chief operating officer of the company's technology division, is taking on a new role as executive vice president, strategic planning and corporate development. In addition, Pegasus has established a new position to handle its sales and marketing efforts worldwide and is actively recruiting a seasoned executive to fill the role of executive vice president, sales and marketing.

Outlook
-------
Commenting on the company's outlook, Susan K. Cole, chief financial officer of Pegasus Solutions, said, "In addition to better aligning our products and services with customers' needs, this integration plan is designed to optimize our cost structure to take full advantage of any incremental, internal revenue growth or improvement in the economy and travel industry. Unfortunately, there continues to be a slower than anticipated recovery in the nation's economy, soft demand for corporate business travel and the threat of war, which may continue to adversely affect our results. Nevertheless, we are still committed to maintaining our strong balance sheet, improving on our EBITDA margin of 20 percent and generating positive operating cash flows. Due to our strategic integration plan, we now project our full year 2003 cash earnings estimates to be in the range of $0.59 to $0.66. As a result of the revenue and expense reclassifications discussed earlier, we estimate revenue for 2003 to be in the range of $190 million and $200 million."

In conclusion Davis said, "During 2002, we invested in technology and product development and built a strong foundation, which we believe will not only carry us through the current period of uncertainty, but will also allow us to grow and meet the ever-changing needs of our customers as one fully-integrated company."

Conference  Call
----------------
Following this release, Pegasus Solutions will host a conference call today at 4:45 p.m. (EST), 3:45 p.m. (CST). The call will be simultaneously Webcast over the Internet. To access the Webcast, go to the Company's Web site, http://www.pegs.com. Click on "investor," or go directly to http://www.pegs.com/investor/investor.htm.

COMPANY  INFORMATION
--------------------
Dallas-based Pegasus Solutions, Inc. (www.pegs.com) is a leading global provider of hotel reservations-related services and technologies. Its services include central reservations systems; electronic distribution services that connect more than 44,000 hotels to the Internet and to the global distribution systems (GDS); travel agent commission processing and payment services; the Utell marketing and reservation representation service (www.Utell.com); and PegasusCentral(TM), a Web-based enterprise solution with property management applications. Pegasus' customers comprise tens of thousands of travel agencies around the world, including the top 10 largest U.S.-based travel agencies1foot1Travel Weekly, June 24, 2002, "Top 50 Travel Agencies"; more than 48,000 hotel properties around the globe, including the 50 largest hotel brands in the world based on total number of guest rooms2foot2Hotel Business, February 7, 2002, "The Top Hotel Brands" - ranked by total number of rooms (2001); and thousands of Web sites/services have their hotel reservations Powered by Pegasus(TM). In addition to its corporate headquarters in Dallas, Pegasus has 20 offices in 11 countries, including regional hubs in Phoenix, London and Singapore. The company's stock is traded on the Nasdaq National Market under the symbol PEGS.

Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, financial performance and financial projections, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, terrorist acts or war, variation in demand for and acceptance of the company's products and services and timing of sales, general economic conditions including a slowdown in technology spending by the company's current and prospective customers, failure to maintain successful relationships with and to establish new relationships with customers, the success of the company's international operations, the level of product and price competition from existing and new competitors, changes in the company's level of operating expenses and its ability to control costs, delays in developing, marketing and deploying new products and services, as well as other risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's 2001 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed since the Annual Report.

Management evaluates company performance based on earnings before interest, income tax, depreciation, amortization and other non-recurring items (EBITDA). Although EBITDA is not calculated in accordance with generally accepted accounting principles, Pegasus believes that EBITDA is widely used by analysts, investors and others as a measure of operating performance. Nevertheless, this measure should not be considered in isolation of, or as a substitute for, operating income, cash flows from operating activities or any other measure for determining the company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, Pegasus' calculation of EBITDA is not necessarily comparable to similarly titled measures reported by other companies.

1Travel  Weekly,  June  24,  2002,  "Top  50  Travel  Agencies"
2Hotel Business, February 7, 2002, "The Top Hotel Brands" - ranked by total number of rooms (2001)


                             PEGASUS SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                      Three Months Ended        Year Ended
                                          December 31,          December 31,
                                          ------------          ------------

                                        2002      2001       2002       2001
                                      --------  ---------  ---------  ---------
Revenues:
Service revenues                      $40,664   $ 39,193   $178,769   $180,668
Customer reimbursements                 2,780      2,823     11,181     12,079
                                      --------  ---------  ---------  ---------
Total revenues                         43,444     42,016    189,950    192,747
                                      --------  ---------  ---------  ---------

Cost of services:
Cost of services                       19,941     22,663     88,717     98,838
Customer reimbursements                 2,780      2,823     11,181     12,079
                                      --------  ---------  ---------  ---------
Total cost of services                 22,721     25,486     99,898    110,917
                                      --------  ---------  ---------  ---------

Research and development                1,317      1,956      5,821      7,842
General and administrative expenses     6,470      5,741     25,146     25,201
Marketing and promotion expenses        4,620      4,374     17,998     21,709
Depreciation and amortization          11,623     16,474     48,075     65,651
Restructure costs                           -        597          -      7,696
                                      --------  ---------  ---------  ---------

Operating loss                         (3,307)   (12,612)    (6,988)   (46,269)

Other income (expense):
Interest income, net                      307        193      1,224        768
Equity in loss of investee                  -          -          -       (634)
Gain on sale of business units              -      5,460          -      5,538
Other                                     535      2,044        130      1,914
                                      --------  ---------  ---------  ---------

Loss before income taxes               (2,465)    (4,915)    (5,634)   (38,683)
Income tax benefit                       (991)    (1,579)    (2,115)    (8,946)
                                      --------  ---------  ---------  ---------
Net loss                              $(1,474)  $ (3,336)  $ (3,519)  $(29,737)
                                      ========  =========  =========  =========

Net loss per share:
Basic and diluted                     $ (0.06)  $  (0.14)  $  (0.14)  $  (1.21)
                                      ========  =========  =========  =========

Weighted average shares outstanding:
Basic and diluted                      24,822     24,632     24,818     24,570
                                      ========  =========  =========  =========


                                  PEGASUS SOLUTIONS, INC.
                   CONSOLIDATED STATEMENT OF OPERATIONS - CASH EARNINGS
                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                        (UNAUDITED)

                                                         Three Months Ended
                                                          December 31, 2002
                                                          -----------------
                                                             Cash Earnings

                                               As Reported    Adjustments   Cash Earnings
                                              -------------  -------------  --------------
Revenues:
Service revenues                              $     40,664   $          -   $       40,664
Customer reimbursements                              2,780
                                              -------------  -------------  --------------
Total revenues                                      43,444              -           40,664
                                              -------------  -------------  --------------

Cost of services
Cost of services                                    19,941              -           19,941
Customer reimbursements                              2,780
                                              -------------  -------------  --------------
Total cost of services                              22,721              -           19,941
                                              -------------  -------------  --------------

Research and development                             1,317              -            1,317
General and administrative expenses                  6,470              -            6,470
Marketing and promotion expenses                     4,620              -            4,620
Depreciation and amortization1                      11,623         (7,803)           3,820
                                              -------------  -------------  --------------

Operating income (loss)                             (3,307)         7,803            4,496

Other income (expense):
Interest income, net                                   307              -              307
Other                                                  535              -              535
                                              -------------  -------------  --------------

Income before income taxes                          (2,465)         7,803            5,338
Income tax expense (benefit)2                         (991)         3,019            2,028
                                              -------------  -------------  --------------
Net income (loss)                             $     (1,474)  $      4,784   $        3,310
                                              =============  =============  ==============

Diluted net income (loss) per share           $      (0.06)                  $        0.13
                                              =============                  =============

Diluted weighted average shares outstanding         24,822                         25,265
                                              =============                  =============

Notes:
------
(1)  -  To  adjust  for  amortization  of  purchased  identifiable  intangible  assets.
(2)  -  To adjust income tax expense (benefit) for assumed 38% tax rate for cash earnings.


                                             PEGASUS SOLUTIONS, INC.
                       RECONCILIATION OF CERTAIN RECLASSIFICATIONS AND NON-RECURRING ITEMS
                                                 ($ IN THOUSANDS)
                                                   (UNAUDITED)


NOTE:
-----
Historically,  certain  reimbursable expenses, primarily GDS fees, the company pays on behalf of and subsequently bills  to  its  customers, have been recorded as a reduction to revenue.  Under current accounting rules that went into effect in  2002,  these  amounts  should  be  recorded  as  revenue  with  a  corresponding amount recorded as expense.  All 2002 and 2001 financial results  have  been  reclassified  to conform to this required presentation.
These reclassifications had no impact on the company's net loss, net loss per share, cash earnings per share or EBITDA.
However, EBITDA as a percent of revenue, or EBITDA  margin,  decreased  slightly as a result of these reclassifications.
The following table illustrates these reclassifications as well as non-recurring items that affected the presentation of  the  company's  financial  statements.

                                                THREE MONTHS ENDED                    THREE MONTHS ENDED
                                                 DECEMBER 31, 2002                    DECEMBER 31, 2001
                                                 -----------------                    -----------------

                                      AS REPORTED    RECLASSES    REVISED    AS REPORTED    RECLASSES    REVISED
                                     -------------  -----------  ---------  -------------  -----------  ---------
 Technology revenue - as reported    $     24,927   $        -   $ 24,927   $     24,584   $        -   $ 24,584
      Customer reimbursements                   -        1,521      1,521              -        1,499      1,499
      Other                                     -          842        842              -          333        333
                                     -------------  -----------  ---------  -------------  -----------  ---------
 Technology revenue - as revised           24,927        2,363     27,290         24,584        1,832     26,416
                                     -------------  -----------  ---------  -------------  -----------  ---------

 Hospitality revenue - as reported         14,895            -     14,895         14,276            -     14,276
      Customer reimbursements                   -        1,259      1,259              -        1,324      1,324
                                     -------------  -----------  ---------  -------------  -----------  ---------
 Hospitality revenue - as revised          14,895        1,259     16,154         14,276        1,324     15,600
                                     -------------  -----------  ---------  -------------  -----------  ---------

 CONSOLIDATED REVENUE                $     39,822   $    3,622   $ 43,444   $     38,860   $    3,156   $ 42,016
                                     =============  ===========  =========  =============  ===========  =========

 CONSOLIDATED OPERATING EXPENSES     $     43,129   $    3,622   $ 46,751   $     51,472   $    3,156   $ 54,628
                                     =============  ===========  =========  =============  ===========  =========

 CONSOLIDATED NET LOSS               $     (1,474)  $        -   $ (1,474)  $     (3,336)  $        -   $ (3,336)
                                     =============  ===========  =========  =============  ===========  =========

 Technology EBITDA - as reported            5,319            -      5,319          3,768            -      3,768
       Non-recurring items1                     -            -          -            197            -        197
                                     -------------  -----------  ---------  -------------  -----------  ---------
 TECHNOLOGY EBITDA - AS REVISED             5,319            -      5,319          3,965            -      3,965
                                     -------------  -----------  ---------  -------------  -----------  ---------
Technology EBITDA margin %                   21.3%        -1.8%      19.5%          16.1%        -1.1%      15.0%

 Hospitality EBITDA - as reported           2,997            -      2,997             94            -         94
       Non-recurring items1                     -            -          -          1,109            -      1,109
                                     -------------  -----------  ---------  -------------  -----------  ---------
 HOSPITALITY EBITDA - AS REVISED            2,997            -      2,997          1,203            -      1,203
                                     -------------  -----------  ---------  -------------  -----------  ---------
Hospitality EBITDA margin %                  20.1%        -1.6%      18.6%           8.4%        -0.7%       7.7%

 CONSOLIDATED EBITDA                 $      8,316   $        -   $  8,316   $      5,168   $        -   $  5,168
                                     =============  ===========  =========  =============  ===========  =========
Consolidated EBITDA margin %                 20.9%        -1.7%      19.1%          13.3%        -1.0%      12.3%

FOOTNOTE:
---------
1  -  Non-recurring  items  excluded  from  2001  Technology  and  Hospitality EBITDAs included restructuring and associated  charges  and  external  consulting  fees  paid  for  IT  projects.


                                             PEGASUS SOLUTIONS, INC.
                       RECONCILIATION OF CERTAIN RECLASSIFICATIONS AND NON-RECURRING ITEMS
                                                 ($ IN THOUSANDS)
                                                   (UNAUDITED)


NOTE:
-----
Historically,  certain  reimbursable expenses, primarily GDS fees, the company pays on behalf of and subsequently bills  to  its  customers, have been recorded as a reduction to revenue.  Under current accounting rules that went into effect in  2002,  these  amounts  should  be  recorded  as  revenue  with  a  corresponding amount recorded as expense.  All 2002 and 2001  financial  results  have  been  reclassified  to conform to this required presentation.
These reclassifications had no impact on the  company's  net  loss,  net  loss  per  share,  cash  earnings per share or EBITDA.  However, EBITDA as a percent of revenue, or EBITDA  margin,  decreased  slightly as a result of these reclassifications.  The following table illustrates these reclassifications as well  as  non-recurring  items  that affected  the  presentation  of  the  company's  financial  statements.

                                                    YEAR ENDED                             YEAR ENDED
                                                 DECEMBER 31, 2002                     DECEMBER 31, 2001
                                                  -----------------                    -----------------

                                      AS REPORTED    RECLASSES    REVISED    AS REPORTED    RECLASSES    REVISED
                                     -------------  -----------  ---------  -------------  -----------  ---------
 Technology revenue - as reported    $    111,657   $        -   $111,657   $    106,451   $        -   $106,451
      Hilton termination fee               (3,534)           -     (3,534)             -            -          -
      Customer reimbursements                   -        5,729      5,729              -        5,765      5,765
      Other                                     -        3,041      3,041              -          706        706
                                     -------------  -----------  ---------  -------------  -----------  ---------
 Technology revenue - as revised     $    108,123   $    8,770   $116,893   $    106,451   $    6,471   $112,922
                                     -------------  -----------  ---------  -------------  -----------  ---------

 Hospitality revenue - as reported         64,071            -     64,071         73,511            -     73,511
      Customer reimbursements                   -        5,452      5,452              -        6,314      6,314
                                     -------------  -----------  ---------  -------------  -----------  ---------
 Hospitality revenue - as revised          64,071        5,452     69,523         73,511        6,314     79,825
                                     -------------  -----------  ---------  -------------  -----------  ---------

 CONSOLIDATED REVENUE                $    172,194   $   14,222   $186,416   $    179,962   $   12,785   $192,747
                                     =============  ===========  =========  =============  ===========  =========

 CONSOLIDATED OPERATING EXPENSES     $    182,718   $   14,222   $196,940   $    226,231   $   12,785   $239,016
                                     =============  ===========  =========  =============  ===========  =========

 CONSOLIDATED NET LOSS               $     (3,519)  $        -   $ (3,519)  $    (29,737)  $        -   $(29,737)
                                     =============  ===========  =========  =============  ===========  =========

 Technology EBITDA - as reported           27,677            -     27,677         18,229            -     18,229
      Hilton termination fee               (3,534)           -     (3,534)             -            -          -
       Non-recurring items1                     -            -          -          5,113            -      5,113
                                     -------------  -----------  ---------  -------------  -----------  ---------
 TECHNOLOGY EBITDA - AS REVISED            24,143            -     24,143         23,342            -     23,342
                                     -------------  -----------  ---------  -------------  -----------  ---------
Technology EBITDA margin %                   22.3%        -1.7%      20.7%          21.9%        -1.3%      20.7%

 Hospitality EBITDA - as reported          13,410            -     13,410          1,153            -      1,153
       Non-recurring items1                     -            -          -          5,830            -      5,830
                                     -------------  -----------  ---------  -------------  -----------  ---------
 HOSPITALITY EBITDA - AS REVISED           13,410            -     13,410          6,983            -      6,983
                                     -------------  -----------  ---------  -------------  -----------  ---------
Hospitality EBITDA margin %                  20.9%        -1.6%      19.3%           9.5%        -0.8%       8.7%

 CONSOLIDATED EBITDA - AS REVISED    $     37,553   $        -   $ 37,553   $     30,325   $        -   $ 30,325
                                     =============  ===========  =========  =============  ===========  =========
Consolidated EBITDA margin %                 21.8%        -1.7%      20.1%          16.9%        -1.1%      15.7%

FOOTNOTE:
---------
1  -  Non-recurring  items  excluded  from  2001  Technology  and  Hospitality EBITDAs included restructuring and associated  charges  and  external  consulting  fees  paid  for  IT  projects.


                             PEGASUS SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                    DECEMBER 31,

                                                  2002       2001
                                                ---------  ---------
ASSETS
Cash and cash equivalents                       $ 19,893   $ 13,438
Short-term investments                             4,033      9,167
Accounts receivable, net                          25,886     29,228
Other current assets                               8,368      5,309
                                                ---------  ---------
  Total current assets                            58,180     57,142

Intangible assets, net                             6,013     32,505
Property and equipment, net                       71,442     67,365
Goodwill, net                                    139,533    136,921
Other noncurrent assets                           12,927     11,735
                                                ---------  ---------
    Total assets                                $288,095   $305,668
                                                =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities        $ 26,574   $ 39,203
Unearned income                                    7,812      8,585
Deferred tax liability                                 -     12,301
Customer deposits                                  3,031      2,170
Other current liabilities                          3,768        424
                                                ---------  ---------
  Total current liabilities                       41,185     62,683

Uncleared commission checks                        4,641      4,004
Other noncurrent liabilities                      14,673      7,780

Commitments and contingencies                          -          -

Stockholders' equity:
  Common stock                                       255        251
  Additional paid-in capital                     295,513    290,444
  Unearned compensation                             (571)       (34)
  Accumulated comprehensive gain                       1         21
  Accumulated deficit                            (59,757)   (56,238)
  Less treasury stock at cost                     (7,845)    (3,243)
                                                ---------  ---------
    Total stockholders' equity                   227,596    231,201
                                                ---------  ---------
    Total liabilities and stockholders' equity  $288,095   $305,668
                                                =========  =========